June 5, 2015

Consent of independent public accounting firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 and related prospectus of our report dated February 25, 2015 relating to the financial statements of Globisens Ltd as of December 31, 2014 and 2013 and for the years then ended.

We also consent to the reference to our firm under the heading “Experts”.

Aboulafia Chekroun & Co
Certified Public Accountants